Exhibit 21.1
ATKORE INC.
Significant Subsidiaries
As of September 30, 2022

Entity Name	Jurisdiction of Incorporation
Acroba S.A.S. (closed 9/2/2022)	France
AFC Cable Systems, Inc.	Delaware
Allied Luxembourg S.a.r.l.	Luxembourg
Allied Metal Products (Changshu) Co., Ltd.	China
Allied Products UK Limited	United Kingdom
Allied Switzerland GmbH	Switzerland
Allied Tube & Conduit Corporation	Delaware
American Pipe & Plastics Holdings Group, Inc.	Delaware
American Pipe & Plastics, Inc.	New York
Atkore Construction Technologies NZ Limited	New Zealand
Atkore Foreign Holdings Inc.	Delaware
Atkore Holding IX (Denmark) Aps	Denmark
Atkore HDPE, LLC	Delaware
Atkore International Holdings Inc.	Delaware
Atkore International, Inc.	Delaware
Atkore Metal Products Pte Ltd.	Singapore
Atkore Plastic Pipe Corporation	Delaware
Atkore Plastics Southeast, LLC	Delaware
Atkore RMCP, Inc.	Delaware
Atkore Southwest, LLC	Delaware
Atkore Steel Components, Inc.	Delaware
Calpipe Industries, LLC	California
Columbia-MBF Inc.	Canada
FlexHead Industries, Inc.	Massachusetts
Flexicon Australia PTY Limited	Australia
Flexicon Limited	United Kingdom
Flytec Systems Limited	United Kingdom
Georgia Pipe Company	Georgia
Kalanda Enterprises Pty Limited	Australia
Marco Cable Management Limited	United Kingdom
Mark Shuholm LLC	Oregon
Modern Associates Limited	United Kingdom
SprinkFLEX, LLC	Massachusetts
Standard Industries Co., Limited	Hong Kong
Swan Metal Skirtings Pty Limited	Australia
Tekflex Limited	United Kingdom
TKN, Inc.	Rhode Island
Unistrut (New Zealand) Holdings Pty Limited	Australia
Unistrut Australia Pty Limited	Australia
Unistrut Cable Management & Protection	Isreal
Unistrut International Corporation	Nevada
Unistrut Limited	United Kingdom
United Poly Systems Holdings, Inc.	Delaware
United Poly Systems Acquisition, Inc.	Delaware
United Poly Systems, LLC	Missouri
US Tray, Inc.	Delaware
Vergo Coating BVBA	Belgium
Vergo Galva NV	Belgium
Vergokan International NV	Belgium
Vergokan NV	Belgium

Exhibit 21.1

Vergokan OOO	Russia
Vergokan SAS	France
Western Poly Pipe & Conduit LLC	Oregon
WPFY, Inc.	Delaware
2100 E. 69th Avenue, LLC	Delaware